[UNITED COMMUNITY BANCORP LOGO]



                         A REMINDER TO OUR SHAREHOLDERS
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The Annual Meeting of Shareholders of United Community Bancorp is to be held on
November 16, 2006. The notice and proxy materials relating to this meeting were previously mailed to you on about October 11, 2006.

According to our records, your proxy for this important meeting has not yet been received. Regardless of the number of shares you may own, it is important that these shares be represented.

Since the time remaining is short, we urge you to sign, date and mail the enclosed proxy card as soon as possible. A postage-paid return envelope is enclosed for your convenience. You may also be able to vote your shares by phone or internet by following the instructions on the enclosed proxy card. Voting by phone or internet will help to reduce postage expenses incurred by the company and is the quickest and easiest way to vote.

Should you have any questions regarding the proxy materials, please feel free to contact our proxy solicitor, Georgeson Inc., toll free at 1 (866) 277-0249.

Thank you, in advance, for your time and cooperation.


Sincerely,

/s/ William F. Ritzmann

William F. Ritzmann
President & Chief Executive Officer




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                  IF YOU HAVE ALREADY MAILED YOUR PROXY CARD,
                  THANK YOU AND PLEASE DISREGARD THIS LETTER.

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